Exhibit 99.1

May 21, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK President and Chief Executive Officer
Reports on 2013 Accomplishments
At 2014 Annual Meeting of Shareholders

Dividend Expected to Increase 20 to 25 Percent Between 2013-2016

Also Discusses Environmental, Safety and Health Performance

TULSA, Okla. - May 21, 2014 - ONEOK, Inc. (NYSE: OKE) President and Chief Executive Officer Terry K. Spencer today highlighted the company’s 2013 accomplishments at the company’s annual meeting of shareholders and told attendees that ONEOK expects to increase its dividend by 20 to 25 percent between 2013 and 2016, subject to ONEOK board approval, driven primarily by an expected increase in earnings and cash flow to ONEOK from the growth at ONEOK Partners (NYSE: OKS).

“Earlier this year, a new ONEOK was created when we separated our natural gas distribution business into a separate, stand-alone, publicly traded company called ONE Gas,” said Spencer. “ONEOK today is a pure-play general partner, consisting of the sole general partner and limited partner interests in ONEOK Partners.

“As a result, our vision has changed,” he added. “Our role now is to provide the management and resources to ONEOK Partners so the partnership can continue to grow, which allows ONEOK to maximize its dividend payout to shareholders.”

He also addressed a shareholder proposal that requested the company publish a report on the company’s methane emissions.

“We continue to focus on being a prudent operator, and part of doing that includes working to minimize product losses of all types, not just methane,” said Spencer.

“We recognize the importance of environmental stewardship and the growing concern about greenhouse gas emissions, which include methane, and their effect on the environment,” he added. “We believe that by advancing our current environmental initiatives, we will continue to reduce all emissions.”

-more-

ONEOK President and Chief Executive Officer
Reports on 2013 Accomplishments
At 2014 Annual Meeting of Shareholders

May 21, 2014

Spencer noted that the company annually publishes a corporate responsibility report that includes detailed information about the company’s greenhouse gas emissions. He said that ONEOK does not differentiate methane from its overall greenhouse gas emissions, and the total “lost and unaccounted for” natural gas for all of its businesses is less than 1 percent of its total system throughput.

Spencer also reinforced the company’s commitment to being a responsible corporate citizen and highlighted the company’s environmental, safety and health efforts.

“We have a responsibility to ourselves, our fellow employees, our customers, our families and our investors to ensure that we operate our assets safely, reliably and environmentally responsibly,” he said. “This is one of our highest priorities, and we continue to improve our environmental, safety and health performance, as well as the mechanical reliability of our assets.”

Spencer also thanked and recognized the company’s nearly 2,000 employees for the company’s continued success.

“Their talent, commitment and dedication distinguish us from our competitors - and ultimately make us successful,” he added.

Shareholders approved the following proposals at today’s annual meeting:

•	The re-election of all directors to the ONEOK board of directors;

•	The selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ONEOK for the year ending Dec. 31, 2014;

•	The company’s executive compensation of its named executive officers on a non-binding, advisory basis; and

•	The rejection of a shareholder proposal to publish a report on methane emissions.

--------------------------------------------------------------------------------------------------------------------
ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of May 16, 2014, owns 38.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  The forward-looking statements relate to our anticipated financial performance (including projected levels of quarterly and annual dividends), liquidity,

-more-

ONEOK President and Chief Executive Officer
Reports on 2013 Accomplishments
At 2014 Annual Meeting of Shareholders

May 21, 2014

management's plans and objectives for our growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters.  We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “potential,” “scheduled,” and other words and terms of similar meaning.

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report on Form 10-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

###